UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2003 (December 23, 2003)

Commission File Nos. 1-9624 and 1-9625, respectively

3333 Holding Corporation

A Nevada Corporation, and

Centex Development Company, L.P.

A Delaware Limited Partnership

IRS Employer Identification Nos. 75-2178860 and 75-2168471, respectively
2728 N. Harwood
Dallas, Texas 75201
(214) 981-6770

Item 5. Other Events
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.1 Selected Financial Data
EX-99.2 Consent of Ernst & Young, LLP

Item 5. Other Events

     On November 18, 2003, Centex Corporation, a Nevada corporation (“Centex”), 3333 Holding Corporation, a Nevada corporation (“Holding”), and Centex Development Company, L.P., a Delaware limited partnership (the “Partnership”), disclosed that Centex will seek stockholder approval to terminate the Nominee Agreement dated November 30, 1987, as amended (the “Nominee Agreement”), pursuant to which the beneficial interest in the Holding common stock and the warrants to purchase Class B Units of limited partnership interest in the Partnership trade in tandem with the Centex common stock. Holding is seeking stockholder approval of a series of transactions by which Holding and the Partnership will become subsidiaries of Centex (the “Transaction”), which would constitute approval of the Agreements and Plans of Merger for both the Holding Merger (as defined below) and the Partnership Merger (as defined below).

     Centex and Holding also announced that in connection with the Transaction, Centex and its wholly owned subsidiary, 3333 Acquisition Corp., entered into an Agreement and Plan of Merger with Holding on November 17, 2003 pursuant to which 3333 Acquisition Corp. will merge with and into Holding, with Holding being the surviving entity and a subsidiary of Centex (the “Holding Merger”). Pursuant to the Holding Merger, the Holding common stock will be cancelled and payment will be made to the holders of the beneficial interests in the Holding common stock of an amount equal to $.01 per share of Centex common stock.

     Centex and the Partnership also announced that Centex and an indirect, wholly owned partnership subsidiary, Centex Development Acquisition, L.P., entered into an Agreement and Plan of Merger with the Partnership on November 17, 2003 pursuant to which Centex Development Acquisition, L.P. will merge with and into the Partnership, with the Partnership being the surviving entity and an indirect subsidiary of Centex (the “Partnership Merger”). Pursuant to the Partnership Merger, the warrants to purchase Class B Units of limited partnership interests in the Partnership owned by Centex Stockholders will be cancelled and payment will be made to the holders of the beneficial interests in the warrants (other than those held by Centex) of an amount equal to $.01 per share of Centex common stock.

     Centex, Holding and the Partnership also announced that in connection with the Transaction, they and the Nominee entered into an Amendment to Nominee Agreement on November 17, 2003, which will allow them, subject to the affirmative vote of the stockholders of Centex and completion of the Holding Merger and Partnership Merger, to terminate the Nominee Agreement on the closing of the Transaction without a distribution of the beneficial interests in the Holding common stock or the warrants to purchase Class B Units of limited partnership interest in the Partnership. A copy of the Amendment to Nominee Agreement is attached as Centex Corporation Exhibit 4.1 and incorporated herein by reference.

     In connection with the proposed transactions referred to above, Centex and Holding will file a proxy statement that will incorporate by reference the combined financial statements of Holding and the Partnership. As a result of incorporation of the combined financial statements, this Current Report on Form 8-K is filed to restate the combined financial statements included in the Joint Annual Report on Form 10-K for the year ended March 31, 2003 to reflect subsequent property sales, through September 30, 2003, as discontinued operations pursuant to Statement of Financial Accounting Standards No. 144 — “Accounting for the Impairment or Disposal of Long-Lived Assets”. All prior period amounts were restated, as appropriate, to reflect the reclassification of such discontinued operations.

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Item 7. Financial Statements and Exhibits.

     3333 Holding Corporation and Subsidiary and Centex Development Company, L.P. and Subsidiary Exhibit.

Exhibit
Number	Description

99.1	Selected Financial Data; Management’s Discussion and Analysis of Financial Condition and Results of Operations; Combined Financial Statements, including Report of Independent Auditors, and Supplementary Data comprising Part B Items 6, 7 and 8, respectively of the Joint Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

99.2	Consent of Ernst & Young, LLP

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

3333 HOLDING CORPORATION

By:	/s/ Todd D. Newman

	Name:	Todd D. Newman
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

CENTEX DEVELOPMENT COMPANY, L.P.

By:	3333 Development Corporation, General Partner

By:	/s/ Todd D. Newman

	Name:	Todd D. Newman
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: December 23, 2003

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Selected Financial Data; Management’s Discussion and Analysis of Financial Condition and Results of Operations; Combined Financial Statements, including Report of Independent Auditors, and Supplementary Data comprising Part B Items 6, 7 and 8, respectively of the Joint Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

99.2	Consent of Ernst & Young, LLP